A-1


                            Exhibit A


         (Approved by the Board of Directors - May 2001)

                    THE BOMBAY COMPANY, INC.

              AMENDED AND RESTATED CHARTER OF THE
                  AUDIT AND FINANCE COMMITTEE
                   OF THE BOARD OF DIRECTORS


I.   PURPOSE

This Charter (the "Charter") shall govern the operations of the Audit and Finance Committee (the "Committee") of the Board of Directors (the "Board") of The Bombay Company, Inc., a Delaware corporation (the "Company"). The purpose of this Charter is to assist and direct the Committee in performing the following primary responsibilities:

         Monitor the Company's financial reporting processes and systems of internal controls regarding finance and accounting.

         Monitor the independence and performance of the Company's independent auditors.

         Provide a forum for communication among the Board, the independent auditors, and financial and senior management of the Company.

         Report the results of its oversight responsibilities to the Company's stockholders.

         Provide oversight of significant matters relating to financing of the Company's operations.

The Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and, for this purpose, to retain on behalf of the Committee outside counsel or other experts.

II.  COMPOSITION

The Committee shall be comprised of three or more directors, each of whom shall meet all requirements for independence, subject to applicable exceptions, promulgated by the New York Stock Exchange (the "NYSE"). Each member shall be financially literate, or must become financially literate within a reasonable period of time after being elected to the Committee, and at least one member shall have accounting or related financial management expertise.

Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall elect a replacement. The Board shall appoint one of the members of the Committee to be Committee Chairperson.

III. MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate. The Committee, or its Chairperson, shall communicate each quarter with management and the independent auditors to review the Company's interim financial statements in accordance with Section VI.1. The
Committee shall meet at least annually with management and the independent auditors in accordance with Section VI.2. Such meetings and communications shall be either in person or by conference telephone call. Meetings with management and the independent auditors may be either separate or combined, at the discretion of the Committee. Minutes shall be prepared for each meeting of the Committee, which minutes shall be submitted to the Committee for approval at a later meeting and then submitted to the Board. The minutes of all meetings of the Committee shall be sent to the Secretary of the Company for filing.

IV.  ACCOUNTABILITY

The independent auditors shall be ultimately accountable to the Committee and the Board. The Committee and the Board shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

V.   RESPONSIBILITIES

The responsibilities of the Committee are set forth in Section I. Management is responsible for preparing the Company's financial statements and implementing internal controls. The independent auditors are responsible for auditing the financial statements and assessing the effectiveness of the internal controls where they deem necessary as part of the audit process. The
Committee's job is one of oversight, and the review of the financial statements by the Committee is not of the same quality as the audit performed by the independent auditors. Because management and the independent auditors spend more time preparing and auditing the Company's financial statements, the Committee is not responsible for providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

VI.  SPECIFIC DUTIES

Financial Reporting Review

To fulfill its responsibilities, the Committee shall:

     1. In accordance with Statement on Auditing Standards No. 71, and considering Statement on Auditing Standards No. 61, as amended ("SAS No. 61") as it relates to interim financial information, review and discuss the Company's quarterly operating results with management and the independent auditors (i) the Company's quarterly financial results prior to the release of earnings and
          (ii) the

          Company's Quarterly Reports on Form 10-Q prior to the filing of such reports with the Securities and Exchange Commission (the "SEC"). The review and discussion shall occur prior to the release of the Company's operating results, which shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (the "SEC"). The Chairperson of the Committee may represent the entire Committee for purposes of this review.

     2. Prior to distribution, review and discuss the annual audited financial statements of the Company with management and the independent auditors, with specific attention to those matters required to be discussed by SAS No. 61.

     3. Based on the review and discussions described above and in Section VI.7., determine whether to recommend to the Board that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

     4.   Review and discuss with the independent auditors  their
          evaluation   of   the  Company's  financial   reporting
          processes, both internal and external.

     5. Review and discuss with the independent auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. Management may be included in these discussions at the discretion of the Committee.

     6. Review and discuss with the independent auditors and management the extent to which changes in financial or accounting practices, as approved by the Committee, have been implemented, and plans for future implementation.

Independent Auditors

     7. Receive the written disclosures and the letter required by Independence Standards Board Standard No. 1 from the independent auditors and discuss with them the disclosures, the letter and their independence. Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Consider, as referenced in the SEC's rules relating to proxy statement disclosure, whether the provision of non-audit services by the independent auditors is compatible with maintaining the independent auditor's independence. Recommend, if appropriate, that the Board take appropriate action in response to the independent auditors' written disclosures to satisfy itself of the independent auditors' independence. Review, and approve if appropriate, prior to the commencement of work, any non-audit and non-tax services to be performed by the independent auditors that are expected to result in the expenditure of more than $25,000.

     8. Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for the audit.

     9. Following completion of work on the annual audit, discuss with the independent auditors any weaknesses disclosed in the normal course of the audit and discuss with the independent auditors and management the adequacy and effectiveness of the Company's systems of internal controls regarding finance and accounting.

     10. Review the performance of the independent auditors and recommend annually to the Board the selection of the independent auditors.

Confirm Independence

     11. Confirm, at least annually, that the members of the Committee continue to meet all NYSE requirements for independence.

     12. Confirm that the Company has made to the NYSE all required affirmations regarding (i) the independence, financial literacy and accounting or related financial management expertise of the members of the Committee and (ii) the annual review and reassessment of this Charter.

Finance Matters

     13. Review the Company's cash management program, including investment guidelines and management's strategy related to the investment of the Company's cash.

     14. Review and approve the Company's Capital Expenditure policy, including any proposed expenditure exceeding the guidelines approved in the annual business plan.

     15. Review the terms and conditions of all proposed credit arrangements, equity offerings, stock distributions, stock splits, stock repurchases and other finance matters prior to presentation to the Board for approval.

     16.  Review  compliance  with  the  Company's  policies   on
          leasing,   disposal   of   fixed   assets,   charitable
          contributions and consultant engagements.

Charter Review

     17.  Review   and  assess  the  adequacy  of  this   Charter
          annually, recommending appropriate changes for Board approval.

Legal Matters

     18. Review with the Company's legal counsel (i) legal compliance matters; (ii) annual review and compliance with the Company's Standards of Business Ethics and
          (iii) other legal matters that could have an impact on the Company's financial statements.

Internal Audit

          19. Review the effectiveness of the internal audit function, including the annual plan, activities and organizational structure of the function. Review the results of the audits performed. Review and concur in the appointment, replacement, reassignment or dismissal of the director of the internal audit function.